As filed with the Securities and Exchange Commission on June 1, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Global Business Travel Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	4700	98-0598290
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
666 3rd Avenue, 4th Floor
New York, NY 10017
Telephone: (646) 344-1290
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric J. Bock, Esq.
Chief Legal Officer
Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017
Telephone: (646) 344-1290
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Gregory A Fernicola, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated June 1, 2023
Prospectus
GLOBAL BUSINESS TRAVEL GROUP, INC.
$300,000,000
Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Purchase Units
3,775,304 Shares of Class A Common Stock by Selling Stockholders

Global Business Travel Group, Inc. may offer, issue and sell, together or separately, from time to time in one or more offerings:
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shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”);

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shares of our preferred stock, which may be issued in one or more series;

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depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

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debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

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warrants to purchase shares of our Class A Common Stock, shares of our preferred stock or our debt securities;

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subscription rights to purchase shares of our Class A Common Stock, shares of our preferred stock or our debt securities;

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purchase contracts to purchase shares of our Class A Common Stock, shares of our preferred stock or our debt securities; and

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purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our Common Stock or other securities under the purchase contracts.

The aggregate offering price of all securities sold by us under this prospectus may not exceed $300,000,000.
This prospectus also relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of up to 3,775,304 shares of our Class A Common Stock. This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or recapitalizations. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A Common Stock offered hereby.
The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Class A Common Stock. We have agreed to pay certain expenses in connection with this registration statement and to indemnify the selling stockholders and certain related persons against certain liabilities. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Class A Common Stock held by the selling stockholders.
We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Investing in our securities involves a number of risks. See “Risk Factors” on page 3 before you make your investment decision.
We and the selling stockholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “GBTG.” On May 31, 2023, the last reported sale price of our Class A Common Stock as reported on the NYSE was $7.17 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June      , 2023

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $300,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
In addition, the selling stockholders identified in this prospectus may use this registration statement to offer and sell from time to time up to 3,775,304 shares of our Class A Common Stock. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A Common Stock offered hereby. The selling stockholders will deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling stockholders may sell the shares of Class A Common Stock offered hereby through any means described under the heading “Plan of Distribution” or in any accompanying prospectus supplement. As used herein, the term “selling stockholder” includes each selling stockholder identified in this prospectus and their donees, pledgees, or other successors-in-interest selling shares of Class A Common Stock or interests in shares of Class A Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.
We and the selling stockholders have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
Unless the context otherwise requires, the “Company,” “GBT,” “our,” “we” or “us” refers to GBTG and its consolidated subsidiaries and references to “GBTG” refers to Global Business Travel Group, Inc., a Delaware corporation.
TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus are “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:
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changes to projected financial information or our ability to achieve our anticipated growth rate and execute on industry opportunities;

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our ability to maintain our existing relationships with customers and suppliers and to compete with existing and new competitors;

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various conflicts of interest that could arise among us, affiliates and investors;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

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factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control;

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the impact of the COVID-19 pandemic, geopolitical conflicts and related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally;

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the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

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the effect of a prolonged or substantial decrease in global travel on the global travel industry;

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political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and our services);

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the effect of legal, tax and regulatory changes; and

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other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SELECTED DEFINITIONS
When used in this prospectus, unless otherwise stated or the context otherwise requires:
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“American Express” refers to American Express Company and its consolidated subsidiaries.

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“B2B” refers to business-to-business.

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“B2B travel” refers to travel for business purposes that is purchased and fulfilled through a company-sponsored and managed channel.

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“Business Combination” refers to the transactions contemplated by the Business Combination Agreement.

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“Business Combination Agreement” refers to the Business Combination Agreement, dated as of December 2, 2021 (as the same has been amended, modified, supplemented or waived from time to time in accordance with its terms), by and between GBTG (formerly known as Apollo Strategic Growth Capital) and GBT JerseyCo.

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“Certificate of Incorporation” refers, collectively, to the Certificate of Incorporation of GBTG, the Certificate of Designations for the Class A-1 Preferred Stock and the Certificate of Designations for the Class B-1 Preferred Stock.

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“Egencia” refers to the business acquired in the Egencia Acquisition.

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“Egencia Acquisition” refers to GBT JerseyCo’s acquisition of the Egencia business from EG Corporate Travel Holdings LLC pursuant to the Egencia Equity Contribution Agreement.

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“Egencia Equity Contribution Agreement” refers to the Equity Contribution Agreement, dated as of August 11, 2021, by and among Expedia, Inc., GBT JerseyCo and Juweel, in connection with the Egencia Acquisition.

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“Exchange Agreement” refers to the Exchange Agreement, dated May 27, 2022, by and among GBTG, GBT JerseyCo and each holder of GBT JerseyCo B Ordinary Shares from time to time party thereto.

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“GBT JerseyCo” refers to GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey.

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“GBT Partner Solutions” refers to GBT’s program, whereby participating travel agencies can benefit from, among other things, GBT’s global supplier network, long-standing relationships with suppliers and access to GBT’s products, services, and technology.

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“GBT Supply MarketPlace” refers to our proprietary capability to source, distribute and manage travel and travel-related content to travelers, clients and Network Partners, through both GBT and third-party technology, as well as GBT’s supplier content and management processes and expertise.

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“Juweel” refers to Juweel Investors (SPC) Limited, an exempted segregated portfolio company with limited liability incorporated under the laws of the Cayman Islands, successor-in-interest to Juweel Investors Limited, a company incorporated as an exempted company with limited liability under the laws of the Cayman Islands.

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“Network Partners” refers to third-party travel management companies (“TMCs”) and independent advisors that are clients of GBT Partner Solutions who, through GBT Partner Solutions, can access GBT’s technology platform and content or, in the case of our TPN, benefit from our client referrals and management network.

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“Shareholders Agreement” refers to the Shareholders Agreement, dated May 27, 2022, between GBTG, GBT JerseyCo, Amex HoldCo., Juweel and Expedia, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

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“Total Transaction Value” or “TTV” refers to the sum of the total price paid by travelers for air, hotel, rail, car rental and cruise bookings, including taxes and other charges applied by suppliers at point of sale, less cancellations and refunds.

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“TPN” refers to GBT’s Travel Partner Network, consisting of third-party travel management companies, through which GBT services clients globally. All TPNs are Network Partners.

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THE COMPANY
GBTG operates American Express Global Business Travel, the world’s leading B2B travel platform, measured by 2021 TTV, according to Travel Weekly (“2022 Power List,” June 2022, Travel Weekly). We provide a full suite of differentiated, technology-enabled solutions to business travelers and business clients, suppliers of travel content (such as airlines, hotels, ground transportation and aggregators) and third-party travel agencies. We differentiate our value proposition through our commitment to deliver to our customers unrivaled choice, value and experience, with the powerful backing of American Express GBT.
We are at the center of the global B2B travel ecosystem, managing the end-to-end logistics of business travel and providing an important link between businesses, their employees, travel suppliers and other industry participants. We service our clients in the following ways:
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Our portfolio of travel management solutions, built around and targeting the needs of key client segments we serve, provide extensive access to flights, hotel rooms, car rentals and other travel services as well as meeting and events solutions, including exclusive negotiated content, supported by a full suite of services that allows our clients to design and operate an efficient travel program and solve complex travel requirements across all stages of the business process from planning, booking, on trip, and post trip activities.

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Our award-winning client facing proprietary platforms are built to deliver business value through optimized user experiences across the act of business travel. These platforms, accessible over web and mobile interfaces and powered by our data management infrastructure and built by one of the world’s largest product engineering teams dedicated to driving technical innovation across the business travel industry. These client facing platforms are known to the market as:

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Egencia primarily focuses on digital-first clients (more than 90% of transactions were served through digital channels in 2022) who value a simple, easy to use and standardized end-to-end solution.

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The GBT platform is a modular solution primarily focused on flexibility of service offerings; seamlessly integrating a wide range of third-party and proprietary software and services in to one complete travel solution designed and built around the needs of each customer.

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GBT Partner Solutions extends our platform to our Network Partners, TMCs and independent advisors, by offering them access to our differentiated content and technology. Through GBT Partner Solutions, we aggregate business travel demand serviced by our Network Partners at low incremental cost, which we believe enhances the economics of our platform, generates increased return on investment and expands our geographic and segment footprint.

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GBT Supply MarketPlace provides travel suppliers with efficient access to business travel clients serviced by our diverse portfolio of leading travel management solutions and Network Partners. We believe this access allows travel suppliers to benefit from premium demand (which we generally view as demand that is differentially valuable and profitable to suppliers) without incurring the costs associated with directly marketing to, and servicing the complex needs of, our business clients. Our travel supplier relationships generate efficiencies and cost savings that can be passed on to our business clients.

In June 2014, American Express established the joint venture (“JV”) comprising the GBT JerseyCo operations with a predecessor of Juweel held by a group of institutional investors led by an affiliate of Certares Management LLC. Since the formation of the JV in 2014, we have evolved from a leading TMC into a complete B2B travel platform, becoming one of the leading marketplaces in travel for business clients and travel suppliers according to Travel Weekly (“2022 Power List,” June 2022, Travel Weekly). Before June 2014, our operations were owned by American Express and primarily consisted of providing business travel solutions for business clients.
In May 2022, we executed long-term commercial agreements with American Express, including an amended and restated trademark license agreement (the “A&R Trademark License Agreement”), pursuant to which we continue to license the American Express trademarks used in the American Express Global Business Travel brand, and we license the American Express trademarks used in the American Express

GBT Meetings & Events brand for business travel, meetings and events, business consulting and other services related to business travel, in each case on an exclusive and worldwide basis. The term of the A&R Trademark License Agreement is for 11 years from May 27, 2022, unless earlier terminated or extended.
On May 25, 2022, Apollo Strategic Growth Capital (“APSG”), a blank check company incorporated as a Cayman Islands exempted company, held an extraordinary general meeting of its shareholders at which the APSG shareholders considered and adopted, among other matters, a proposal to approve the Business Combination pursuant to the terms of the Business Combination Agreement. Upon the completion of the Business Combination and the other transactions contemplated by the Business Combination Agreement on May 27, 2022, GBT JerseyCo became a direct subsidiary of APSG, with APSG being re-domesticated as a Delaware corporation and renamed “Global Business Travel Group, Inc.” and conducting its business through GBT JerseyCo in an umbrella partnership-C corporation structure.
Our principal executive office is located at 666 3rd Avenue, 4th Floor, New York, NY 10017 and our telephone number is (646) 344-1290. We maintain a website at www.amexglobalbusinesstravel.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q (together with any material changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the Class A Common Stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our Certificate of Incorporation and our Bylaws. Because they are only summaries, they do not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our Certificate of Incorporation and our Bylaws, the GBT JerseyCo Amended and Restated M&A, the Exchange Agreement and the Shareholders Agreement, which have been filed with the SEC and to the applicable provisions of Delaware law. Under “Description of Securities,” “we,” “us,” “our” and “Company” refer to GBTG and not to any of its subsidiaries.
General
Our purpose is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law, as amended (the “DGCL”). Our authorized capital stock consists of (i) 3,000,000,000 shares of Class A Common Stock, par value $0.0001 per share, (ii) 3,000,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and (iii) 6,010,000,000 shares of preferred stock, par value of $0.00001 per share (the “Preferred Stock”). With respect to our Preferred Stock, (a) 3,000,000,000 shares of Class A-1 preferred stock (the “Class A-1 Preferred Stock”) is designated pursuant to the Certificate of Designations for the Class A-1 Preferred Stock, (b) 3,000,000,000 shares of Class B-1 preferred stock (the “Class B-1 Preferred Stock”) is designated pursuant to the Certificate of Designations for the Class B-1 Preferred Stock and (c) the remaining 10,000,000 shares of preferred stock is undesignated Preferred Stock. Pursuant to our Certificate of Incorporation and subject to the provisions of the DGCL, our board of directors (the “Board”) has the authority, without stockholder approval (but without limitation of the rights of any party to the Shareholders Agreement and the Exchange Agreement), to issue additional shares of Class A Common Stock. Unless the Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
As of May 31, 2023, our issued and outstanding share capital consisted of (i) 69,921,386 shares of Class A Common Stock, (ii) 394,448,481 shares of Class B Common Stock and (iii) no shares of Preferred Stock.
Common Stock
We have two classes of authorized Common Stock: Class A Common Stock and Class B Common Stock, each of which has one vote per share. All classes of Common Stock vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by applicable law, including in connection with amendments to the Certificate of Incorporation that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.
In order to preserve the Up-C structure, the Exchange Agreement provides that we and GBT JerseyCo will take (or, in some cases, forbear from taking) various actions, as necessary to maintain a one-to-one ratio between the number of issued and outstanding (x) Class A Stock (and equivalents) and the GBT JerseyCo A Ordinary Shares and (y) Class B Stock and the GBT JerseyCo B Ordinary Shares. For example, the Exchange Agreement provides that, if we issue or sell additional shares of Class A Common Stock, we will contribute the net proceeds of such issuance and sale to GBT JerseyCo, and GBT JerseyCo will issue to us an equal number of GBT JerseyCo A Ordinary Shares. Similarly, the Exchange Agreement provides that neither we nor GBT JerseyCo may effect any subdivision or combination of any of its equity securities unless the other effects an identical subdivision or combination of the corresponding class of its equity securities.
Class A Common Stock
Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including in the election or removal of directors elected by our stockholders generally. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.

Holders of shares of Class A Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
In the case of our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Class A Common Stock will be entitled to receive, ratably on a per share basis with other holders of Class A Common Stock (subject to the nominal economic rights of holders of the Class B Common Stock described below), our remaining assets available for distribution to stockholders.
All shares of Class A Common Stock that are outstanding are fully paid and non-assessable. The Class A Common Stock will not be subject to further calls or assessments by us. Except as set forth in the Shareholders Agreement and the Exchange Agreement, holders of shares of Class A Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights powers, preferences and privileges of Class A Common Stock will be subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.
Class B Common Stock
Holders of shares of Class B Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including in the election or removal of directors elected by our stockholders generally. The holders of Class B Common Stock do not have cumulative voting rights in the election of directors.
The shares of Class B Common Stock generally have only nominal economic rights (limited to the right to receive up to the par value in the event of our liquidation, dissolution or winding up). Dividends and other distributions shall not be declared or paid on Class B Common Stock. Holders of shares of Class B Common Stock have the right to receive, ratably on a per share basis with other holders of Class B Common Stock and holders of Class A Common Stock, a distribution from our remaining assets available for distribution to stockholders, up to the par value of such shares of Class B Common Stock, but otherwise are not entitled to receive any of our assets in connection with any such liquidation, dissolution or winding up.
All shares of Class B Common Stock that are outstanding are fully paid and non-assessable. The Class B Common Stock will not be subject to further calls or assessments by us. Except as set forth in the Shareholders Agreement and the Exchange Agreement, holders of shares of Class B Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B Common Stock. The rights powers, preferences and privileges of Class B Common Stock will be subject to those of the holders of any shares of our preferred Stock or any other series or class of stock we may authorize and issue in the future.
On the terms and subject to the conditions of the Exchange Agreement, the Continuing JerseyCo Owners (or certain permitted transferees thereof) have the right, on the terms and subject to the conditions of the Exchange Agreement, to exchange their GBT JerseyCo B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Stock) for shares of Class A Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions or, in certain limited circumstances, at the option of the Exchange Committee, for cash (based on the VWAP of Class A Common Stock for the five trading day period ending on the trading day immediately preceding the applicable exchange date).
Preferred Stock
No shares of Preferred Stock are issued or outstanding. The Certificate of Incorporation authorizes the Board to establish one or more series of preferred stock (including convertible preferred stock). An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement. If there are differences between the prospectus supplement relating to a particular series of preferred stock and this prospectus, the prospectus supplement will control. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement. For more information on how you can obtain copies of such documents, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable certificates and any accompanying prospectus supplement in their entirety.
The Certificate of Designations for the Class A-1 Preferred Stock and the Certificate of Designations for the Class B-1 Preferred Stock are part of our Certificate of Incorporation and authorize the issuance of 3,000,000,000 shares of Class A-1 Preferred Stock and 3,000,000,000 shares of Class B-1 Preferred Stock, respectively.
Holders of Class A-1 Preferred Stock and Class B-1 Preferred Stock have no voting rights except as otherwise from time to time required by law.
Except as set forth in the Certificate of Designations, and as described below, holders of Class A-1 Preferred Stock are entitled to the same rights and privileges, qualifications and limitations as holders of Class A Common Stock and holders of Class B-1 Preferred Stock are entitled to the same rights and privileges, qualifications and limitations as holders of Class B Common Stock, as provided for in our Certificate of Incorporation, Bylaws, applicable law or otherwise and Class A-1 Preferred Stock shall be identical in all respects to the Class A Common Stock and Class B-1 Preferred Stock shall be identical in all respects to the Class B Common Stock.
In the event of any binding share exchange or reclassification involving the Class A-1 Preferred Stock or the Class B-1 Preferred Stock, merger or consolidation of us with another entity (whether or not a corporation) or conversion, transfer, domestication or continuance of us into another entity or into another jurisdiction, in each case, in connection with which holders of Class A Common Stock or Class B Common Stock, as applicable, would receive shares of capital stock that constitute “voting securities” (as such term is used for purposes of the BHC Act) (or options, rights or warrants to purchase, or of securities convertible into or exercisable or exchangeable for, such shares of capital stock), we may provide for the holders of shares of Class A-1 Preferred Stock or the Class B-1 Preferred Stock, as applicable, to receive, in lieu thereof, on a per share basis, the same number of shares of capital stock of another class or series that constitute “nonvoting securities” (as such term is used for purposes of the BHC Act) (or options, rights or warrants to purchase, or securities convertible into or exercisable or exchangeable for, such shares of capital stock), and that otherwise have the same rights and privileges, qualifications and limitations as the shares of capital stock to be received by the holders of Class A Common Stock or Class B Common Stock, as applicable.
In the event any rights, qualifications or limitations would result in the holders of Class A-1 Preferred Stock or the Class B-1 Preferred Stock, as applicable, receiving voting securities in connection with any dividend or distribution by us, such holders shall receive, in lieu of such voting securities, non-voting securities that are otherwise entitled to the same rights, privileges and qualifications as such voting securities subject to the limitations on voting described above.
In the event that the shares of Class A Common Stock or Class B Common Stock shall be split, divided, or combined, substantially concurrently therewith, the outstanding shares of the Class A-1 Preferred Stock or the Class B-1 Preferred Stock, as applicable, shall be proportionately split, divided or combined.
Exchanges of Class B-1 Preferred Stock are governed by the terms set forth in the Exchange Agreement.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, (a) the holders of Class A-1 Preferred Stock shall be entitled to receive a distribution from our remaining assets, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the par value of Class A-1 Preferred Stock plus $0.0001 per share of Class A-1 Preferred Stock and (ii) the distribution to “Participating Shares” contemplated by Section 5.3(c)(i) of the Certificate of Incorporation. For purposes of calculating the amount pursuant to clause (ii) of the immediately preceding sentence, it shall be assumed that all then outstanding shares of Class A-1 Preferred Stock shall have been converted into Class A Common Stock and (b) the holders of Class B-1 Preferred Stock shall be entitled to receive a distribution from our remaining assets, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, up to the par value of Class B-1 Preferred Stock plus $0.0001 per share of Class B-1 Preferred Stock. Other than as set forth in the preceding sentence, the holders of shares of Class B-1 Preferred Stock, as such, shall not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs. If upon any such liquidation, dissolution or winding up, the assets available for distribution to our stockholders shall be insufficient to pay to holders of shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock, as applicable, the full amount to which they shall be entitled, the holders of shares of Class A-1 Preferred Stock or the Class B-1 Preferred Stock, as applicable, shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
Shares of Class A-1 Preferred Stock and Class B-1 Preferred Stock are not convertible into Common Stock other than in connection with a Permitted BHCA Transfer (as defined below). Any holder of shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock may transfer such shares in a Permitted BHCA Transfer to a Permitted BHCA Transferee (as defined below), and any shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock so transferred shall immediately following such transfer automatically be converted into an equal number of shares of Class A Common Stock or Class B Common Stock, respectively. A “Permitted BHCA Transferee” shall mean a person or entity who acquires shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock from a holder thereof in any of the following transfers (each a “Permitted BHCA Transfer”): (i) a widespread public distribution; (ii) a transfer to us; (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any “class of voting securities” of ours (as such term is used for purposes of the BHC Act); or (iv) a transfer to a transferee who would control more than 50% of every “class of voting securities” (as such term is used for purposes of the BHC Act) of us without giving effect to the shares of our capital stock transferred by the applicable transferred stockholder or any of its Permitted BHCA Transferees.
The Certificate of Incorporation authorizes the Board to establish one or more series of preferred stock (including convertible preferred stock). Subject to any limitations prescribed by the DGCL, the authorized shares of preferred stock are available for issuance without further action by the holders of our Class A Common Stock or Class B Common Stock. The Board may fix the number of shares constituting a series of preferred stock and the designation of such series, the voting powers (if any) of the shares of such series and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof.
We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Class A Common Stock might believe to be in their best interests or in which the holders of our Class A Common Stock might receive a premium over the market price of the shares of our Class A Common Stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our Class A Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock or, as is the case with the Class A-1 Preferred Stock and the Class B-1 Preferred Stock, subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Class A Common Stock.
Dividend Rights
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividends will be subject to the discretion of the Board.
We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends from future earnings for the foreseeable future. In addition, our ability to pay dividends is limited by that certain senior secured credit agreement, dated as of August 13, 2018, by and among GBT Group Services B.V., as borrower, GBT III B.V., as the original parent guarantor, the other loan parties from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders and letter of credit issuers from time to time party thereto, as amended from time to time. and may be limited by covenants under other indebtedness we and our subsidiaries incur in the future, as well as other limitations and restrictions imposed by law.
Annual Stockholder Meetings
Our Bylaws provide that annual stockholder meetings will be held on a date and at a time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Anti-Takeover Effects of Provisions of Delaware Law and our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and our Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock held by stockholders.
These provisions include:
Action by Written Consent; Special Meetings of Stockholders
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting (with exceptions for (i) actions taken by holders of a series of preferred stock, as provided by the applicable certificate of designation, and (ii) actions required or permitted to be taken by holders of Class B Common Stock separately as a class but only if such action were taken by holders of at least 66 2∕3% of the total voting power of all the Class B Common Stock then, outstanding). Our Certificate of Incorporation and our Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can be called only by or at the direction of the Board pursuant to a resolution adopted by a majority of the total number of directors. Stockholders will not be permitted to call a special meeting or to require the Board to call a special meeting. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified at the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers or changes in control of the Company.

Election and Removal of Directors
Our Certificate of Incorporation provides that our directors may be removed only for cause and only by the affirmative vote of at least 66 2∕3% of the votes that all our stockholders would be entitled to cast in an annual election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of the Board. In addition, our Certificate of Incorporation and our Bylaws provide that any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director or at a special meeting of stockholders called by or at the direction of the Board for such purpose. Moreover, under our Certificate of Incorporation, the Board is divided into three classes of directors, each of which will hold office for a three-year term. The existence of a classified board could delay a successful tender offeror from obtaining majority control of the Board, and the prospect of that delay might deter a potential offeror.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our Class A Common Stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Advance Notice Procedures
Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Although our Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Supermajority Approval Requirements
The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote thereon is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The DGCL does not specify a required vote for stockholders to amend a corporation’s bylaws and, therefore, the default voting standard set forth in a corporation’s bylaws will apply to votes to amend the bylaws unless the certificate of incorporation or bylaws provide otherwise. In addition, the DGCL provides that a board of directors may amend the bylaws without further stockholder action if authorized to do so by the corporation’s certificate of incorporation. Our Certificate of Incorporation provides that, without limiting the rights of any party to the Shareholders Agreement, a majority vote of the Board or the affirmative vote of holders of at least 66 2∕3% of the total votes of the outstanding shares of our capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend, alter, change or repeal our Bylaws or adopt any provision inconsistent therewith. In addition, our Certificate of Incorporation provides that, without limiting the rights of any party to the Shareholders Agreement, the affirmative vote of the holders of at least 66 2∕3% of the total votes of the outstanding shares of our capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend our Certificate of Incorporation (and, in addition, the affirmative vote of the holders of at least 66 2∕3% of the total voting power of the Class B Common Stock, voting separately as a class, will be required to amend any provision of the Certificate of Incorporation that adversely affects the rights, priorities or privileged of the Class B Common Stock). This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.
These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of us or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE, which would apply if and so long as Class A Common Stock remains listed on the NYSE, require stockholder approval prior to the issuance of shares of Class A Common Stock in certain circumstances, including (i) if the number of shares of Class A Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Class A Common Stock outstanding before the issuance and (ii) if such issuance is to a person considered a Related Party (as defined in Rule 312.03 of the NYSE Listed Company Manual) solely by virtue of being a substantial security holder of the issuer and the number of shares of Class A Common Stock to be issued exceeds five percent of the number of shares of Class A Common Stock outstanding before the issuance.
The Board may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
Our authorized but unissued shares of Class A Common Stock will be available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of Class A Common Stock could render more difficult or discourage an attempt to obtain control of a majority of our Class A Common Stock by means of a proxy contest, tender offer, merger or otherwise.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholders’ stock thereafter devolved by operation of law.

Exclusive Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of ours to us or our stockholders, or any claim for aiding and abetting such alleged breach, (3) any action asserting a claim arising under any provision of the DGCL, Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or our Bylaws, (5) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware or (6) any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL. Our Certificate of Incorporation further provides that, (i) such exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction and (ii) to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We note that our investors and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our Certificate of Incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
Registration Rights
Pursuant to the Registration Rights Agreement and the Subscription Agreements, we are obligated to, among other things, register for resale certain securities that are held by the Sponsor, any other parties to the Registration Rights Agreement and the PIPE Investors. Subject to certain exceptions, we will bear all registration expenses under the Registration Rights Agreement. See the section titled “Certain Relationships and Related Party Transactions — Related Party Transactions — Registration Rights Agreement” in our Proxy Statement incorporated by reference herein for a description of these registration rights.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation, to the maximum extent permitted by applicable law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our Certificate of Incorporation provides that, subject to the terms thereof, to the fullest extent permitted by law, none of our non-employee directors (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, subject to the terms of our Certificate of Incorporation, and without limiting any separate agreement to between any person and us or any of our subsidiaries, no non-employee director will (i) have any duty to present business opportunities to us or our subsidiaries or (ii) be liable to us, any of our stockholders or any other person who acquires an interest in our stock, by reason of the fact that such person pursues or acquires a business opportunity for itself, directs such opportunity to another person or does not communicate such opportunity or information to us or any of our subsidiaries. Our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director or officer solely in his or her capacity as a director or officer of, through his or her service to, or pursuant to a contract with, the Company.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the Company or its stockholders for any breach of fiduciary duty as a director to the maximum extent permitted by the DGCL from time to time. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. The DGCL does not permit a corporation to eliminate or limit the liability of a director who has acted in bad faith, engaged in intentional misconduct, knowingly violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director. If, however, the DGCL is amended to permit a corporation to eliminate or limit a director’s liability for any such conduct, then the exculpation provisions in our Certificate of Incorporation will function automatically to eliminate our directors’ personal liability to the Company and its stockholder for such conduct.
Our Certificate of Incorporation and our Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. In addition, in the event that one of our directors or officers may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth in our Certificate of Incorporation and our Bylaws, the Company: (i) shall be the indemnitor of first resort (i.e., its obligations to any such director or officer are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such director or officer are secondary); and (ii) shall be required to advance and indemnify the full amounts to which such director or officer are entitled under our Certificate of Incorporation and our Bylaws, without regard to any rights such director or officer may have against any of the Other Indemnitors. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
We have entered into indemnification agreements with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Section 203 of the DGCL
In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
A Delaware corporation may “opt out” of Section 203 of the DGCL with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have elected not to be governed by Section 203 of the DGCL. Our Certificate of Incorporation, however, includes provisions similar to Section 203 of the DGCL that generally prohibit us from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder becomes an interested stockholder, unless (i) such person became an interested stockholder as a result of a transaction approved by the Board (other than the Business Combination), (ii) such person acquired at least 85% of our voting stock (excluding shares owned by our officers and directors and employee stock plans) in the transaction by which such person became an interested stockholder or (iii) such transactions are approved by the Board and the affirmative vote of at least 66 2∕3% of our outstanding voting stock (other than such stock owned by the interested stockholder). In general, a person and its affiliates and associates will be an “interested stockholder” under our Certificate of Incorporation if such person (a) holds at least 15% of our voting stock or is an affiliate or associate of ours and (b) held at least 15% of our voting stock at any time during the three-year period preceding the date on which it is sought to be determined whether such person is an interested stockholder; however, a person that acquires greater than 15% of our voting stock solely as a result of actions taken by us will not be an interested stockholder unless such person thereafter acquires additional shares of voting stock other than as a result of further corporate action not caused by such person. Further, the foregoing restrictions will not apply if the business combination is with a person who became an interested stockholder as a result of the Business Combination (provided such person does not acquire more than an additional 1% of the outstanding shares of our voting stock after the date of the Closing). As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Continental Stock Transfer & Trust Company.
Listing
Our Class A Common Stock is listed on the NYSE under the symbol “GBTG”.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•
the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•
any applicable subordination provisions for any subordinated debt securities;

•
the maturity date(s) or method for determining same;

•
the interest rate(s) or the method for determining same;

•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•
whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•
redemption or early repayment provisions;

•
authorized denominations;

•
if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•
place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•
the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•
whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•
whether the debt securities are secured and the terms of such security;

•
the amount of discount or premium, if any, with which the debt securities will be issued;

•
any covenants applicable to the particular debt securities being issued;

•
any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•
the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•
the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•
the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•
our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•
any restriction or conditions on the transferability of the debt securities;

•
provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•
additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Class A Common Stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•
the offering price;

•
the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•
the number of warrants offered;

•
the exercise price and the amount of securities you will receive upon exercise;

•
the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•
the rights, if any, we have to redeem the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•
the name of the warrant agent; and

•
any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our Class A Common Stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•
the price, if any, for the subscription rights;

•
the number and terms of each share of Class A Common Stock or preferred stock or debt securities which may be purchased per each subscription right;

•
the exercise price payable for each share of Class A Common Stock or preferred stock or debt securities upon the exercise of the subscription rights;

•
the extent to which the subscription rights are transferable;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our Class A Common Stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING STOCKHOLDERS
This prospectus relates to the sale or other disposition of up to 3,775,304 shares of our Class A Common Stock by the selling stockholders named below, and their donees, pledgees, or other successors-in-interest selling shares of Class A Common Stock or interests in shares of Class A Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.
The following table, based upon information currently known by us, sets forth as May 31, 2023, (i) the number of shares held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be sold or otherwise disposed of under this prospectus by the selling stockholders. Percentage ownership is based on 69,921,386 shares of Class A Common Stock outstanding as of May 31, 2023, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act. Beneficial ownership includes shares of Class A Common Stock plus any securities held by the holder exercisable for or convertible into shares of Class A Common Stock within 60 days after May 31, 2023, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below. We do not know when or in what amounts a selling stockholder may sell or otherwise dispose of the shares of Class A Common Stock covered hereby. The selling stockholders may not sell or otherwise dispose of any or all of the shares offered by this prospectus and may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the selling stockholders may sell or otherwise dispose of some, all or none of the shares covered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of the following table, we have assumed that all of the shares covered hereby are sold by the selling stockholders.
Except as described in the footnotes in the table below, the selling stockholders have not held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares or other securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Class A Common Stock, except to the extent authority is shared by their spouses under applicable law.
	Beneficial Ownership of Class A Common Stock Prior to this Offering		Number of Class A Common Stock to be Sold Under this Prospectus	Beneficial Ownership of Class A Common Stock after this Offering
Selling Stockholder	Number of Shares	Percent of Class		Number of Shares	Percent of Class
Expedia Group, Inc.(1)(2)	74,687,866	51.8%	413,668	74,274,198	51.5%
APSG Sponsor, L.P.(3)	25,706,886	36.8%	3,361,636	22,345,250	32.0%

*
Represents beneficial ownership of less than 1%.

(1)
EG Corporate Travel Holdings LLC (or certain permitted transferees thereof) has the right, on the terms and subject to the conditions of the Exchange Agreement, to exchange its GBT JerseyCo B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions or, in certain limited circumstances, at the option of the Exchange Committee, for cash (based on the VWAP of the shares of Class A Common Stock for the five trading day period ending on the trading day immediately preceding the applicable exchange date). “Beneficial Ownership of Class A Common Stock Prior to this Offering” includes the shares of Class A Common Stock issuable upon such exchanges.

(2)
EG Corporate Travel Holdings LLC, a direct, wholly-owned subsidiary of Expedia Group, Inc., is the direct holder of these securities. The business address of such parties is 1111 Expedia Group Way W., Seattle, Washington 98119.

(3)
Based solely upon the Schedule 13D/A filed by APSG Sponsor, L.P. with the SEC on October 13,

2022. APSG Sponsor, L.P. is managed by affiliates of Apollo. AP Caps II Holdings GP, LLC (“Holdings GP”) is the general partner of Sponsor. Apollo Principal Holdings III, L.P. (“Principal III”) is the sole member of Holdings GP. Apollo Principal Holdings III GP, Ltd. (“Principal III GP”) serves as the general partner of Principal III. Messrs. Marc Rowan, Scott Kleinman and James Zelter are the directors of Principal III GP and as such may be deemed to have voting and dispositive control of the securities held of record by Sponsor. The address of each of the Sponsor and Holdings GP is c/o Walkers Corporate Limited, 27 Hospital Rd., George Town, Cayman Islands KY1-9008. The address of each of Principal III and Principal III GP is c/o Intertrust Corporate Services, (Cayman) Limited, 190 Elgin Avenue, George Town, Cayman Islands KY1-9008. The address of each of Messrs. Rowan, Kleinman and Zelter is 9 West 57th Street, 43rd Floor, New York, New York 10019.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:
•
to underwriters for resale to purchasers;

•
directly to purchasers;

•
through agents or dealers to purchasers; or

•
through a combination of any of these methods.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We or the selling stockholders will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
The consolidated financial statements of Global Business Travel Group, Inc. and subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, are incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Securities and Exchange Commission’s website is www.sec.gov.
We make available free of charge on or through our website at www.amexglobalbusinesstravel.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.
We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.amexglobalbusinesstravel.com.
We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 21, 2023;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2023 (the “Proxy Statement”);

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

•
our Current Reports on Form 8-K, filed with the SEC on January 5, 2023, January 9, 2023, January 25, 2023, March 7, 2023, March 9, 2023 (Item 9.01 only) and May 9, 2023 (Item 9.01 only); and

•
the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 21, 2023, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017
Telephone: (646) 344-1290
You may also access the documents incorporated by reference in this prospectus through our website at www.amexglobalbusinesstravel.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant.
Securities and Exchange Commission Registration Fee		$35,938.99
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Printing Fees	$	*
Transfer Agents and Trustees’ Fees and Expenses	$	*
Rating Agency Fees	$	*
Stock Exchange Listing Fees	$	*
Miscellaneous	$	*
Total		$35,938.99

*
Fees and expenses (other than the Securities and Exchange Commission registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation provides for indemnification by the Registrant of members of its board of directors, members of committees of its board of directors and of other committees of the Registrant, and its executive officers, and allows the Registrant to provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, in each case to the maximum extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.
Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain liabilities and expenses, reasonable attorneys’ fees and all other direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) and other fees (including, among others, witness fees, travel expenses and fees of private investigators and professional advisors, actually paid or incurred in connection with investigating, prosecuting, defending, being a witness in or participating in any Claim relating to any Indemnifiable Event (as such terms are defined in each indemnification agreement)) incurred by a director or executive officer in any action or proceeding related to the fact that such person is or was a director, officer or fiduciary of the Company, or is or was serving on behalf of the Company or at the request of the Company as a director, officer or fiduciary or similar capacity, of another company The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third- party claims against us and may reduce the amount of money available to us.
Item 16.   List of Exhibits.
Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-265748), filed with the SEC on June 21, 2022).
3.2	Bylaws of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-265748), filed with the SEC on June 21, 2022).
3.3*	Form of Certificate of Designations with respect to any preferred stock issued hereunder.
4.1	Form of Indenture for debt securities between the registrant and the trustee to be named therein.
4.2*	Form of Depositary Agreement (including form of Depositary Receipt).
4.3*	Form of Warrant Agreement (including form of Warrant Certificate).
4.4*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).
4.5*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).
4.6*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).
25.1	Statement of Eligibility on Form T-1 of trustee under the Indenture.
107	Filing Fee Table

*
To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 1, 2023.
GLOBAL BUSINESS TRAVEL GROUP, INC.
By:
/s/ Eric J. Bock

Name: Eric J. Bock
Title:  Chief Legal Officer, Global Head of M&A
        and Compliance and Corporate Secretary
In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Paul Abbott and Eric J. Bock and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on June 1, 2023.
Signature	Title	Date
/s/ Paul Abbott Paul Abbott	Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2023
/s/ Martine Gerow Martine Gerow	Chief Financial Officer (Principal Financial Officer)	June 1, 2023
/s/ Chris Van Vliet Chris Van Vliet	Controller (Principal Accounting Officer)	June 1, 2023
/s/ James Bush James Bush	Director	June 1, 2023
/s/ Gloria Guevara Manzo Gloria Guevara Manzo	Director	June 1, 2023
/s/ Eric Hart Eric Hart	Director	June 1, 2023
/s/ Raymond Donald Joabar Raymond Donald Joabar	Director	June 1, 2023

Signature	Title	Date
/s/ Michael Gregory (Greg) O’Hara Michael Gregory (Greg) O’Hara	Director	June 1, 2023
/s/ Richard Petrino Richard Petrino	Director	June 1, 2023
/s/ Mohammed Saif S.S. Al-Sowaidi Mohammed Saif S.S. Al-Sowaidi	Director	June 1, 2023
/s/ Itai Wallach Itai Wallach	Director	June 1, 2023
/s/ Susan Ward Susan Ward	Director	June 1, 2023
/s/ Kathleen Winters Kathleen Winters	Director	June 1, 2023